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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SteriGenics International, Inc. for the registration of 109,307 shares of its common stock and to the incorporation by reference therein of our report dated May 1, 1998, with respect to the consolidated financial statements and schedule of SteriGenics International, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


Palo Alto, California
August 14, 1998